Exhibit 99.1
                                                 NEWS
FOR RELEASE: Thursday, February 12, 2009

CHARTER COMMUNICATIONS REACHES AGREEMENT IN
PRINCIPLE WITH CERTAIN DEBT HOLDERS TO REDUCE DEBT

Refinancing and New Capital to Total $3 Billion

Company has $800 Million in Cash and Cash Equivalents

Operations Expected to Continue As Usual

St. Louis, MO - Charter Communications, Inc. (NASDAQ: CHTR) (“Charter,” the “Company”) and its subsidiaries announced that they have reached an agreement-in-principle with an ad hoc committee of certain of the Company’s debt holders on the terms of a financial restructuring to  reduce the Company’s debt by approximately $8 billion.  In the context of its agreement, Charter also announced that two of its subsidiaries, CCH I Holdings, LLC (“CIH”) and Charter Communications Holdings, LLC (“Charter Holdings”) will make within the allotted grace period, interest payments totaling approximately $74 million in the aggregate on certain of their outstanding senior notes that were due January 15, 2009.
“We are pleased to have reached an agreement with such a significant portion of our bondholders on a long-term solution to improve our capital structure,” said Neil Smit, President and Chief Executive Officer.  “We are committed to continuing to provide our 5.5 million customers with quality cable, Internet and phone service, and through this agreement, we will be even better positioned to deliver the products and services our customers demand now and in the future.  Moreover, the interest and support provided by our stakeholders with their new capital investment underscores their confidence in Charter and our business.”
Charter’s operations are strong and the Company remains focused on continuing to provide its customers with quality service and support today and going forward.  Preliminary fourth quarter 2008 results reflect pro forma1 revenue growth of approximately 7% and pro-forma adjusted EBITDA2 growth of more than 10%, on a year-over-year basis.  As of February

1 Adjusted EBITDA is defined in the “Use of Non-GAAP Financial Metrics” section and is reconciled to net cash flows from operating activities in the addendum of this news release.
2 Pro forma results are described below in the “Use of Non-GAAP Financial Metrics” section of this news release.

11, Charter had approximately $800 million in cash and cash equivalents available to it.  Charter believes its liquidity, combined with its cash from operating activities, will be sufficient to meet its projected cash needs, including the payment of normal operating costs and expenses, as it proceeds with its financial restructuring.
The funding required by the financial restructuring contemplated by the agreement-in-principle is expected to be satisfied by cash on hand, an exchange of debt of CCH II, LLC (“CCH II”) and CCH I, LLC (“CCH I”) for new notes issued by CCH II, the issuance of additional debt, and the proceeds of an equity offering for which the Company has received a back-stop commitment from certain of its noteholders.  The agreement further contemplates that (i) the notes and bank debt of Charter Communications Operating, LLC and CCO Holdings, LLC will remain outstanding, (ii) holders of notes issued by CCH II will receive new notes issued by CCH II or cash on account of their claims, (iii) holders of notes issued by CCH I will receive the new notes issued by CCH II and shares of common stock in Charter (iv) holders of notes issued by CIH will receive warrants to purchase shares of common stock in Charter (v) holders of notes of Charter Holdings will receive warrants to purchase shares of common stock of Charter, (vi) holders of convertible notes issued by Charter will receive cash and preferred stock issued by Charter, and (vii) holders of common stock will not receive any amounts on account of their common stock, which will be cancelled.  In addition, as part of the financial restructuring, it is expected that consideration will be paid by CCH I noteholders to other entities participating in the financial restructuring. As part of the agreement, Paul Allen will continue as an investor, and will retain the largest voting interest in the Company.
The agreement-in-principle is subject to numerous closing conditions and there is no assurance that the treatment of creditors outlined above will not change significantly.  Under the terms of the agreement, the Company intends to implement its financial restructuring through a Chapter 11 filing to be initiated on or before April 1, 2009.  The purpose of Charter’s financial restructuring is to strengthen its balance sheet in order to fully support the Company’s operations and service its debt. As such, the agreement-in-principle contemplates paying trade creditors in full.

Important Note
The transaction described above is subject to numerous closing conditions and is not an offer to sell securities or a solicitation of an offer to purchase any securities. Any securities to be issued pursuant to the backstop commitment described above and the new CCH II notes issued to the ad-hoc committee of noteholders will be issued pursuant to an exemption under the Securities Act of 1933, as amended.
The Company issued a separate release today announcing preliminary results for the quarter and year ended December 31, 2008.
Notably, the agreement-in-principle contains an agreement by the parties that the Company shall not be required to comply with any terms if such compliance would trigger a default under one or more of the debt instruments to remain outstanding. All of the summaries of the provisions of the agreement-in-principle are qualified entirely by the terms in the definitive documentation.

About Charter Communications
Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable(R) video entertainment programming, Charter High-Speed(R) Internet access, and Charter Telephone(R). Charter Business(TM) similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media(R) brand. More information about Charter can be found at www.charter.com.

Use of Non-GAAP Financial Metrics
The Company uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. We have provided pro forma results in this release for the three months ended December 31, 2008. We believe these pro forma results facilitate meaningful analysis of the results of operations. Pro forma results in this release reflect certain sales and acquisitions of cable systems in 2008 and 2007 as if they had occurred as of January 1, 2007.

Pro forma adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by Charter, may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is defined as income from operations before depreciation and amortization, impairment charges, stock compensation expense, and other operating expenses, such as special charges and loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s businesses as well as other non-cash or non-recurring items, and is unaffected by the Company’s capital structure or investment activities. Adjusted EBITDA and pro forma adjusted EBITDA are liquidity measures used by Company management and its board of directors to measure the Company’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing for the Company. Company management evaluates these costs through other financial measures.

The Company believes that pro forma adjusted EBITDA provides information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under the Company’s credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission).  Pro forma adjusted EBITDA, as presented, include management fee expenses in the amount of $32 million and $31 million for the three months ended December 31, 2008 and 2007, respectively, which expense amounts are excluded for the purposes of calculating compliance with leverage covenants.

Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "plans," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2008 and our most recent annual report on Form 10-K and include, but are not limited to:

•
the outcome of our discussions with our bondholders and the completion of the Company's announced restructuring including the outcome and impact on our business of any resulting proceedings under Chapter 11 of the Bankruptcy Code;

•
the availability and access, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

# # #

Contacts:

Media:
Anita Lamont, 314-543-2215
Charter Communications, Inc.

Andy Brimmer / Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

or

Analysts:
Mary Jo Moehle, 314-543-2397
Charter Communications, Inc.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

The schedules below are presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure in accordance with Section 401(b) of the Sarbanes-Oxley Act. Because the fourth quarter has only recently ended, the information in the schedules below, is by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in the schedules is subject to change upon the release of Charter's audited results and therefore should exercise caution in relying on the information in these schedules and should not draw any inferences from this information regarding financial or operating data that is not presented in the schedules. Because of the potential for further adjustments, investors, in particular, should not rely on net cash flows from operating activities for the period ended December 31, 2008.

	Three Months Ended December 31,
	2008	2007
	Pro Forma (a)	Pro Forma (a)

Net cash flows from operating activities	$(12)	$(3)
Less: Purchases of property, plant and equipment	(264)	(354)
Less: Change in accrued expenses related to capital expenditures	2	49

Free cash flow	(274)	(308)

Interest on cash pay obligations (b)	470	457
Purchases of property, plant and equipment	264	354
Change in accrued expenses related to capital expenditures	(2)	(49)
Other, net	17	7
Change in operating assets and liabilities	144	101

Adjusted EBITDA	$619	$562

(a) Pro forma results reflect certain sales and acquisitions of cable systems in 2007 and 2008 as if they occurred as of January 1, 2007.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

The above schedules are presented in order to reconcile adjusted EBITDA and free cash flows, both non-GAAP measures, to the most directly comparable GAAP measures in accordance with Section 401(b) of the Sarbanes-Oxley Act.